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                                                                    EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated November 10, 1997 included in this Form 10-K for the fiscal year ended October 3, 1997 into the Company's previously filed Registration Statements on Form S-8, Registration Nos. 33-11818, 33-30879, 33-33329, 33-44002, and 33-57825, and on Form S-3, Registration Nos. 33-47564, 33-52587,
and 33-64259.



                                                    ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
    November 26, 1997